UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 14, 2014

MANHATTAN SCIENTIFICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York, 10174

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On November 14, 2014, Manhattan Scientifics, Inc. (the “Company”) entered into a securities purchase agreement with an accredited investor (the “November 2014 Accredited Investor”) pursuant to which the November 2014 Accredited Investor purchased 18,000,000 shares of the Company’s common stock at $0.11 per share (the “November 2014 Shares”) and warrants to acquire 4,500,000 shares of common stock (the " November 2014 Warrants" and together with the November 2014 Shares, the " November 2014 Securities") for an aggregate purchase price of $1,980,000 (the " November 2014 Funds"). The Warrants are exercisable for five (5) years at an exercise price of $0.1265 per share. The Funds were received by the Company on November 17, 2014.

A registered broker-dealer that assisted in the above transaction received a cash fee in the amount of five percent (5%) of the November 2014 Funds.

The November 2014 Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The November 2014 Accredited Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Securities Purchase Agreement entered by and between Manhattan Scientifics, Inc. and the November 2014 Accredited Investor

4.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: November 18, 2014	By:	/s/ Emmanuel Tsoupanarias
	Name:	Emmanuel Tsoupanarias
	Title:	Chief Executive Officer
New York, New York

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